UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2016

Banner Corporation

(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 S. First Avenue

Walla Walla, Washington 99362

(Address of principal executive offices and zip code)

(509) 527-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Banner Corporation’s (“Banner”) acquisition of Starbuck Bancshares, Inc. (“Starbuck”) and its wholly-owned subsidiary, AmericanWest Bank (“AmericanWest”), which was merged with and into Banner Bank on October 1, 2015 (the “Merger”), the Banner board of directors (the “Board”) has appointed David I. Matson, Roberto R. Herencia and Doyle L. Arnold to the Board, effective March 1, 2016.

Mr. Matson will serve on the Board’s Audit and Executive Committees and Mr. Herencia will serve on the Board’s Compensation Committee.

Mr. Matson and Mr. Herencia were appointed to the Board pursuant to the terms of the Agreement and Plan of Merger, dated as of November 5, 2014, by and among Banner, Elements Merger Sub, LLC, a wholly owned subsidiary of Banner (“Merger Sub”), SKBHC Holdings LLC (“Holdings”) and Starbuck (as amended, the “Merger Agreement”). Mr. Arnold was appointed to the Board pursuant to the terms of the Investor Letter Agreement (the “Oaktree Investor Letter”), dated as of November 5, 2014, between Banner and Oaktree Principal Fund V (Delaware) and certain of its affiliates (collectively, “Oaktree”). Oaktree’s right to designate a board member remains in effect for as long as Oaktree owns at least five percent of Banner’s outstanding voting and non-voting common stock in the aggregate, excluding the dilutive effect of primary issuances of Banner common stock or non-voting common stock (or securities convertible or exchangeable therefor).

In addition to the compensation Banner provides to all non-management directors for service on its Board (as described in Banner’s Annual Proxy Statement on Schedule 14A filed on March 24, 2015 under “Director Compensation” and incorporated herein by reference), Oaktree has agreed to provide additional compensation to Mr. Arnold for his services as a director on the Board pursuant to a letter agreement, dated February 19, 2016, between Oaktree and Mr. Arnold. Other than this letter agreement and as may be disclosed (i) by Oaktree in its filings with the SEC on Schedule 13D, (ii) in the Oaktree Investor Letter and (iii) in the Merger Agreement, Banner is not aware of any arrangement or understanding between Mr. Matson, Mr. Herencia or Mr. Arnold and any other person pursuant to which Mr. Matson, Mr. Herencia or Mr. Arnold was selected as a director or any direct or indirect material interest by Mr. Matson, Mr. Herencia or Mr. Arnold in any prior, existing or proposed transaction or series of transactions with Banner, or any of its subsidiaries or management.

The foregoing description of the Oaktree Investor Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Oaktree Investor Letter, which was attached as Exhibit 10.1 to Banner’s Current Report on Form 8-K filed on November 12, 2014 and is incorporated herein by reference.

On March 3, 2016, Banner issued a press release announcing the appointment of Mr. Matson, Mr. Herencia and Mr. Arnold to the Board, a copy of which is filed as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit

Exhibit 10.1	Investor Letter Agreement dated as of November 5, 2014 by and between Banner Corporation, and Oaktree Principal Fund V (Delaware), L.P. and certain of its affiliates (incorporated by reference to Exhibit 10.1 of Banner’s Current Report on Form 8-K filed with the SEC on November 12, 2014).

Exhibit 99.1	Press Release dated March 3, 2016, issued by Banner Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANNER CORPORATION

Date: March 3, 2016	By:	/s/ Lloyd W. Baker
Name: Lloyd W. Baker
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description of Exhibit

Exhibit 10.1	Investor Letter Agreement dated as of November 5, 2014 by and between Banner Corporation, and Oaktree Principal Fund V (Delaware), L.P. and certain of its affiliates (incorporated by reference to Exhibit 10.1 of Banner’s Current Report on Form 8-K filed with the SEC on November 12, 2014).

Exhibit 99.1	Press Release dated March 3, 2016, issued by Banner Corporation.